                                                                     EXHIBIT 4.6

                               SiteSpecific, Inc.

                             1996 Stock Option Plan

SECTION 1.  PURPOSE.
            -------

     The purposes of the SiteSpecific, Inc. 1996 Stock Option Plan (the "Plan") are to promote the interests of SiteSpecific, Inc. (together with any successor thereto, the "Company") by (i) attracting and retaining directors, officers and employees of the Company and its Subsidiaries, and consultants and other persons rendering services to or on behalf of the Company and its Subsidiaries; and (ii) enabling such persons to participate in the long-term growth and financial success of the Company.

SECTION 2.  DEFINITIONS.
            -----------

     As used in the Plan, the following terms shall have the meanings set forth below:

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3 or any applicable law, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3. The Board need not designate a Committee and, if the Board shall not designate a Committee, the term "Committee" shall mean the Board.

     "Employee" shall mean any employee of the Company or of any Subsidiary, as determined by the Committee.

     "Exchange Act" shall mean the U.S. Securities Act of 1934, as amended.

     "Fair Market Value" shall mean, with respect to the Shares, as of any date,
(i) the last reported sales price regular way on any U.S. national exchange or, if not reported for any U.S. national exchange, on the Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on any U.S. national exchange; (ii) if the Shares are not listed on any U.S. national exchange or no such quotations are available, the closing price of the Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership.

     "Option" shall have the meaning set forth in Section 6 of the Plan.

     "Option Document" shall mean any written instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

     "Other Person" shall mean any director, consultant or other Person rendering services to or on behalf of the Company or any Subsidiary, as determined by the Committee.

     "Participant" shall mean any Employee or Other Person granted an Option under the Plan.

     "Person" shall be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity or party.

     "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

     "Shares" shall mean the common shares of the Company, par value U.S. $0.001 per share, and such other securities or property as may become subject to Options pursuant to an adjustment made under Section 4(b) of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "Subsidiary" shall mean each Person of which or in the Company or its other Subsidiaries own directly or indirectly 50 percent or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

SECTION 3.  ADMINISTRATION.
            --------------

     The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by each Option; (iii) determine the exercise price of each Option; (iv) accelerate the exercise date of any Option; (iv) interpret and administer the Plan and any instrument or agreement relating to, or Option granted under, the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder of any Option and any shareholder.

SECTION 4.  SHARES AVAILABLE FOR AWARDS.
            ---------------------------

     (a)  Shares Available. Subject to adjustment as provided in Sections 4(b)
          ----------------
     and 7(c) and (d) of the Plan:

          (i)  Calculation of Number of Shares Available. The number of Shares
               -----------------------------------------
with respect to which Options may be granted under the Plan shall be 75,000. If, after the effective date of the Plan, any Option is forfeited, or any Option otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Shares covered by such Option shall again be, or shall become, Shares with respect to which Options may be granted.

          (ii) Sources of Shares Deliverable Under Options. Any Shares delivered
               -------------------------------------------
pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or, to the extent permissible under applicable law, of Shares acquired by any Subsidiary or any other Person designated by the Company.

     (b)  Adjustments. In the event that the Committee determines that any
          -----------
dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Options may be granted,
(ii) the number and type of Shares (or other securities or property) subject to outstanding Options, and (iii) the exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, that the number of Shares subject to any Option shall always be a whole number.

SECTION 5.  ELIGIBILITY.
            -----------

     Any Employee or Other Person who is not a member of the Committee, including any officer or employee-director of the Company or any Subsidiary, shall be eligible to be designated a Participant.

SECTION 6.  OPTIONS.
            -------

     Subject to the requirements of applicable law, the Committee is hereby authorized to grant to eligible Participants an option to purchase Shares (an "Option") which shall contain the following terms and conditions and such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Committee shall determine:

            (i) Exercise Price. The purchase price per Share purchasable under
                --------------
an Option shall be such amount, not less than $0.40 per Shares (subject to adjustment pursuant to Sections 4(b) and 7(c) and (d) of the Plan), as is determined by the Committee.

           (ii) Time and Method if Exercise. One-third of the Shares covered by
                ---------------------------
each Option shall become exercisable for the first time on each of the second, third and fourth anniversaries of the grant of that Option. To the extent that any Option has become exercisable, it may be exercised in whole or in part. The exercise price of any Option can be paid only in cash.

          (iii) Limits on Transfer of Options.
                -----------------------------

                (A) Each Option shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Option pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules thereunder.

                (B) No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than pursuant to a QDRO and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

           (iv) Expiration of Options.  No Option may be exercised after the
                ---------------------
eighth anniversary of the date of its grant.

            (v) Rule 16b-3 Six-Month Limitations.  To the extent required in
                --------------------------------
order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan at least six months must elapse from the date of acquisition of such derivative security to the date of disposition (other than upon exercise or conversion) of the derivative security or its underlying equity security after the grant thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

           (vi) Share Certificates. All certificates for Shares delivered under
                ------------------
the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares are then listed, and any applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding the foregoing, no action shall be taken by the Committee which would, under the laws of the State of New York, cause a separate class of securities other than Shares to be created and the Committee shall consult with appropriate legal counsel in this regard.

         (vii)  Delivery of Shares and Payment by Participant of Consideration.
                --------------------------------------------------------------
No Shares or other securities shall be delivered pursuant to any Option until payment in full of the exercise price of the Option is received by the Company.

SECTION 7.  AMENDMENT AND TERMINATION.
            -------------------------

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Document or in the Plan:

     (a)  Amendments to the Plan.  The Committee may amend, alter, suspend,
          ----------------------
discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder of an Option, or other Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder of any Option theretofore granted, shall not to that extent be effective without the consent of the affected Participant or holder; and provided further, that notwithstanding any other provision of the Plan or any Option Document, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

         (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 of the Plan; or

         (ii) otherwise cause the Plan to cease to comply with any applicable law or regulatory requirement, including for these purposes any approval or other requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

    (b)  Amendments to Options. The Committee may waive any conditions or rights
         ---------------------
under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder of an Option provided that, subject to the Committee's right to adjust Awards pursuant to Section 7(c) and
(d), any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant, or any holder of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant or holder.

    (c)  Adjustments of Options Upon Certain Acquisitions. In the event the
         ------------------------------------------------
Company or any Subsidiary shall assume outstanding employee options or the right or obligation to grant future employee options in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Options as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed options and the Options as so adjusted.

    (d)  Adjustment of Options Upon the Occurrence of Certain Unusual or
         ---------------------------------------------------------------
Nonrecurring Events. The Committee is hereby authorized to make adjustments in
-------------------
the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 8.  GENERAL PROVISIONS.
            ------------------

    (a)  No Rights to Options. No Employee or any Other Person shall have any
         --------------------
claim to be granted any Option, and there is no obligation for uniformity of treatment of Employees or Other Persons or holders of Options. The terms and conditions of Options need not be the same with respect to each recipient.

    (b)  Withholding. The Company or any Subsidiary is hereby authorized to
         -----------
withhold from any Option, from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount, in cash, of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

    (c)  No Limit on Other Compensation Arrangements. Nothing contained in the
         -------------------------------------------
Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

    (d)  No Right to Employment. The grant of an Option shall not be construed
         ----------------------
as giving a Participant the right to be retained in the employ or other service of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or other service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Document.

    (e)  Governing Law. The validity, construction, and effect of the Plan and
         -------------
any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York. In addition, the Committee may amend the terms of the Plan and any Options or Option Documents in order to comply with the laws of the State of New York or the laws of any other applicable jurisdiction.

    (f)  Severability. If any provision of the Plan or any Option is or becomes
         ------------
or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

    (g)  Additional Powers.  The Committee may refuse to issue or transfer any
         -----------------
Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant or other holder in connection with the exercise of such Option shall be promptly refunded to the relevant Participant or holder.

    (h)  No Trust or Fund Created. Neither the Plan nor any Option shall create
         ------------------------
or be construed to create a trust of separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

    (i)  No Fractional Shares. No fractional Shares shall be issued or delivered
         --------------------
pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

    (j)  Headings. Headings are given to the Sections and subsections of the
         --------
Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9.  EFFECTIVE DATE OF THE PLAN.
            --------------------------

     The Plan shall be effective as of the date of its approval by the shareholders of the Company.


SECTION 10. TERM OF THE PLAN.
            ----------------

     No Option shall be granted under the Plan after the fifth anniversary of the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Document, any Option theretofore granted may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option, shall extend beyond such date.

     Subscription Price Per Common Share:       Date of Grant:

     Earliest Date Exercisable:                 Number of Common Shares:

                              SITESPECIFIC, INC.

                 1996 STOCK OPTION PLAN STOCK OPTION AGREEMENT

     THIS AGREEMENT is made on ________________________, 1996 BETWEEN
SiteSpecific, Inc., whose office is at 132 West 21st Street, 12th Floor, New York, New York 10011 (the "Company"); and _______________________________ (the
"Optionee").

                                    RECITALS

     A. The Company desires, in connection with the employment or other engagement of the Optionee and in accordance with the SiteSpecific, Inc. 1996 Stock Option Plan, to provide the Optionee with an opportunity to acquire Common Shares of the Company on the terms set out in this Agreement and thereby increase his proprietary interest in the continued progress and success of the business of the Company.

     B. The Committee agreed to grant to the Optionee an option to purchase Common Shares with effect after October 1, 1996, on the terms approved by the Committee.

     IT IS AGREED as follows:

1.   INTERPRETATION
     --------------

     (1) For purposes of this Agreement, unless otherwise expressly stated, in addition to terms otherwise defined in this Agreement following terms shall have the following meanings:

          "Change in Control" means (i) any merger, consolidation or share exchange of the Company with another entity under circumstances such that, immediately after such transaction, the shareholders of the Company immediately before the transaction own less than a majority of the voting power of the surviving or acquiring entity or (ii) any sale of all or a majority of the value of the property, assets, business, income or revenue generating capacity, or goodwill of the Company;

          "Committee" shall mean a committee of the Board of Directors of the Company (the "Board") designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3 or any applicable law, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3. The Board need not designate a Committee and, if the Board shall not designate a Committee, the term "Committee" shall mean the Board.

          "Date of Termination" means:

                (a) in the case of Termination upon Disability, 90 days after notice of termination is given in accordance with the definition "Termination Upon Disability";

                (b) in the case of Termination for Cause, the date specified in the notice of termination served on the Optionee by the Company;

                (c) in the case of Termination without Cause, the date specified in the notice of termination served on the Optionee by the Company, which date, for purposes of the Plan, shall not be less than 10 days after the date such notice of termination is given; and

                (d) in the case of Termination upon Resignation, the date of notification by the Optionee of his intention to resign or actual resignation;

          "Exchange Act" means the Securities Exchange Act of 1934, as amended;

          "Plan" means the , Inc. 1996 Stock Option Plan;

          "Shares" means the shares of common stock, par value U.S. $0.001 per share, of the Company;

          "Termination for Cause" means a termination of the Optionee's employment or other engagement by the Company (but without prejudice to any other rights of the Company) by reason of one or more of the following:

                (a) insobriety or use of drugs interfering with the performance of the Optionee's duties to the Company;

                (b) the Optionee's conviction of a felony or any crime involving moral turpitude or fraud;

                (c) any gross negligence or willful misconduct by an Optionee resulting in material loss to the Company or damage to the Company's reputation;

                (d)  any theft or defalcation by an Optionee from the Company;
          or

                (e) any willful material breach by an Optionee of the terms of his employment or other engagement with the Company;

          "Termination upon Disability" means the termination by the Company of the Optionee's employment or other engagement if he is unable to fulfill the requirements of his position with the Company for a period of six consecutive months by reason of a state of physical and/or mental incapacity and within 90 days after written notice has been served upon the Optionee notifying him of his failure to fulfill such requirements as aforesaid, he shall not have returned to the proper fulfillment of the requirements of his position with the Company;

     Any question as to the existence of any ill-health, accident or other disability referred to above upon which the Company and the Optionee cannot agree shall be determined by a qualified independent physician selected by the Company and reasonably approved by the Optionee; the determination of such physician made in writing to the Company and to the Optionee shall be final and conclusive for all purposes of this Agreement;

          "Termination upon Resignation" means termination by the Optionee of the Optionee's employment or other engagement;

          "Termination without Cause" means any other termination by the Company of the Optionee's employment or other engagement (including termination upon sale of business), other than Termination for Cause and Termination upon Disability;

     (2) Any reference in this Agreement to any statute includes any amendment, modification or re-enactment of such statute from time to time in force.

2.   CONFIRMATION OF GRANT OF OPTION
     -------------------------------

     (1) The Company hereby confirms that the Optionee has been granted, effective October 1, 1996, subject to the terms of this Agreement and the Plan, the option (the "Option") to purchase three thousand five hundred (3,500) Shares of the Company.

     (2) The number of Shares subject to the Option may be adjusted as provided in Section 11.

3.   EXERCISE PRICE
     --------------

     Subject to adjustment as provided in Section 11 of this Agreement the exercise price of the Shares the subject of the Option shall be $1.10.

4.   EXERCISABILITY OF OPTION
     ------------------------

     (1) Subject to the terms and conditions of this Agreement (including, without limitation, paragraphs (2) through (6) of this Section), one-third of the Shares covered by each Option shall become exercisable for the first time on each of the second, third and fourth anniversaries of the grant of that Option. To the extent that any Option has become exercisable, it may be exercised in whole or in part.

     (2) If the Optionee ceases to be an employee of or to be otherwise engaged by the Company in circumstances constituting Termination for Cause any portion of the Option not yet exercised on the Date of Termination shall immediately lapse.

     (3) If the Optionee ceases to be an employee of or to be otherwise engaged by the Company in circumstances constituting Termination without Cause or Termination upon Disability;

          (a) any portion of the Option not yet exercisable on the date of Termination shall not be exercisable unless the Committee, in its sole discretion, decides to allow exercise during a period to be determined but which shall end no later than three months after the Date of Termination, at the end of which period such portion shall immediately lapse; and

          (b) any portion of the Option which is otherwise exercisable on the Date of Termination may be exercised at any time within three months of such date in accordance with this Agreement, at the end of which period such portion shall immediately lapse.

     (4) In the event of Termination upon Resignation, any portion of the Option not yet exercised on the Date of Termination shall immediately lapse.

     (5) In any event, the Option may not be exercised after the expiration of the term provided in Section 5.

5.   TERM OF OPTION
     --------------

     The term of the Option shall be a period of eight years after October 1, 1996, subject to earlier termination or cancellation as provided in this Agreement.

6.   METHOD OF EXERCISE OF OPTION
     ----------------------------

     (1)  Each Option shall be exercisable only during the Optionee's lifetime
(i) by the Optionee, (ii) if permissible under applicable law, by the Optionee's guardian or legal representative or (iii) by a transferee receiving such Option pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules thereunder (but by no other person) as to all or (at the Optionee's election) part of the Shares as to which the Option is then exercisable under Section 4 by giving written notice of exercise to the Company at its registered office, attention: the Secretary, with a copy to the Chief Financial Officer of the Company, specifying the number of Shares for which the Option is exercised and accompanied by payment in the amount required to pay in full the purchase price for such Shares (as determined pursuant to Section 3) and any applicable withholding or other taxes pursuant to paragraph (5) of this Section.

     (2) The failure to exercise the Option, in whole or in part, as to any exercisable rights shall not constitute a waiver of such rights.

     (3) The purchase price for Shares shall be paid in cash or by certified or official bank check.

     (4) Upon receipt of the purchase price for the Shares to be purchased, and upon receipt of any applicable withholding or other taxes pursuant to paragraph
(5) of this Section, the Company shall deliver a certificate for such Shares to the Optionee or to the Optionee's guardian or legal representative or to a transferee receiving such Option pursuant to a QDRO, at the Company's principal business office and instruct the Company's transfer agent to make an appropriate entry on the books of such transfer agent.

     (5) The Optionee acknowledges that the difference between the exercise price of the Shares purchased under the Option and the fair market value of the Shares on the date of exercise of the Option may be deemed to constitute compensation to the Optionee subject to withholding of tax. If the Company is required to withhold on account of any present or future tax imposed as a result of such exercise, the Company shall advise the Optionee of the amount of such withholding obligation. Prior to issuance of a certificate for the Shares purchased upon such exercise, the Optionee shall deliver cash or a certified or official bank check to the order of the Company in payment of such withholding obligation.

7.   LIMITS ON TRANSFER OF OPTION
     ----------------------------

     No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than pursuant to a QDRO and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

8.   NO RIGHTS PRIOR TO ISSUANCE OF SHARES
     -------------------------------------

     Without prejudice to any adjustment made pursuant to Section 11, the holder of the Option shall not have any rights to dividends nor any other rights of a shareholder with respect to the Shares covered by the Option until the Shares have been issued (as evidenced by the appropriate entry on the books of the transfer agent of the Company and a share certificate in respect of such Shares) following exercise of the Option prior to its termination.

9.   RESTRICTIONS ON EXERCISE AND ON COMMON STOCK
     --------------------------------------------

     (1) The Shares issued upon exercise of the Option shall be issued only to Optionee or a person permitted to exercise the Option pursuant to Section 6.

     (2) The Shares covered by the Option are not registered under the US Securities Act of 1933, as amended (the "Securities Act"), and, if required upon the request of the Company's legal counsel, the Optionee will provide a representation as to investment intent with respect to such Shares prior to issuance hereunder.

     (3) Unless the Shares issued upon the exercise of this Option shall be registered under the Securities Act, the certificate for the Shares shall bear the following legend if required by the Company's legal counsel:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE PUBLICLY OFFERED FOR SALE, SOLD OR DELIVERED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE SECURITIES WILL NOT BE TRANSFERRED UPON THE RECORDS OF THE COMPANY IN THE ABSENCE OF AN OPINION OF THE COMPANY'S LEGAL COUNSEL THAT SUCH SALE OR DELIVERY IS PERMITTED UNDER THE ACT AND SUCH SECURITIES LAWS.

     (4) In the event a registration statement covering the sale of Shares of the Company is filed under the Securities Act, the Company shall have the right to require the Optionee to delay any exercise of the Option or any sale of Shares acquired upon exercise of this Option for a period of up to ninety days after the effective date of such registration statement if the underwriter of the Company's offering determines that any such exercise or sale by the Optionee might have an adverse effect on the marketing of such offering. If the term of this Option would expire during the period in which the Optionee's rights to exercise the Option are suspended hereunder, the term of this Option shall be extended by a period equal to the number of days that the Optionee's exercise rights were suspended and shall be subject to earlier termination or cancellation as provided in this Agreement. Nothing herein shall be interpreted to grant any registration rights to the Optionee.

10.  NO RIGHT TO EMPLOYMENT
     ----------------------

     (1) This Agreement shall not be construed as giving the Optionee the right to be employed or otherwise retained by the Company.

     (2) This Agreement shall not affect the right of the Company to terminate its relationship with the Optionee at any time. Subject to the rights and entitlements of the Optionee in respect of the Option provided by the Plan and this Agreement, such termination shall be free from any liability or claim in respect of the Option under the Plan or this Agreement.

     (3) The Optionee shall have no rights in any Shares except to the extent the Option is exercised prior to termination of the Option. Termination of the Optionee's role as employee or other arrangement shall not give rise to any claim for damages by the Optionee under this Agreement, except to the extent that the Company fails to fulfil the rights and entitlements of the Optionee under the Plan and this Agreement, and shall be without prejudice to any rights or remedies the Company may have against the Optionee.

11.  ADJUSTMENT
     ----------

     (1) If the Company shall assume outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of the Option as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Option as so adjusted.

     (2) The Committee may make adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary that are not described in paragraph (3) of this Section, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option.

     (3) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock, split, reverse stock, split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee necessary in order to prevent dilution or engagement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it deems equitable make appropriate adjustments in any or all of (i) the number and type of Shares subject to the Option and (ii) the grant or exercise price with respect to the Option or, if appropriate, make provision for a cash payment to the Optionee; provided, that the number of Shares subject to the Option shall always be a whole number.

12.  CHANGE IN CONTROL
     -----------------

     In the event of the occurrence of any Change in Control:

        (a) one-half of any portion of the Option not yet exercisable shall immediately become exercisable upon such occurrence and the remaining one-half of such portion of the Option shall be exercisable in accordance with this Agreement; and

        (b) any portion of the Option which is otherwise exercisable on the date of such occurrence may continue to be exercisable in accordance with this Agreement.

13.  AMENDMENTS
     ----------

     (1) Except to the extent prohibited by applicable law, the Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, the Optionee, other holder of the Option, or other Person; provided that any such amendment, alteration, suspension, discontinuation or termination that would impair the rights of the Optionee, or any other holder of the Option, shall not to that extent be effective without the consent of the Optionee, holder and provided further, that notwithstanding any other provision of the Plan or this Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would:

          (a) increase the total number of Shares available for Awards (as defined in the Plan), except as provided in Section 4 of the Plan; or

          (b) otherwise cause the Plan to cease to comply with any applicable law or regulatory requirement, including for these purposes any approval or other requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

     (2) Except to the extent prohibited by applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Option prospectively or retroactively, without the consent of the Optionee or any other holder of the Option; provided that, subject to the Committee's rights of adjustment under Section 11 of this Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of the Optionee, or any other holder of the Option shall not to that extent be effective without the consent of the Optionee or holder.

     (3) The Committee may at any time amend the terms of the Plan, the Option and/or these conditions in order to prevent such terms from being illegal under the laws of the State of New York or the laws of any other applicable jurisdiction; provided that in making such amendment, the Company shall endeavor, so far as is reasonably possible, to make such amendment in a way that avoids the dilution of the benefits of the Optionee, or otherwise impairs the rights of the Optionee, under these conditions or the Plan and, if such benefits will be diluted or such rights impaired, the Company shall, so far as is reasonably possible, endeavor to provide, in whatever way it reasonably can, such benefits and/or rights in an alternative, comparable form that is legal under the laws of the State of New York and the laws of any other applicable jurisdiction.

14.  NOTICES
     -------

     (1) Each notice relating to this Agreement shall be in writing and delivered in person or by certified or registered mail to the proper address.

     (2) Each notice to the Company shall be addressed to it at its registered office, attention: the Secretary, with a copy to the Chief Financial Officer of the Company. Each notice to the Optionee (or other person or persons then entitled to exercise the Option) shall be addressed to Optionee (or such other person or persons) at the Optionee's most recent address on the books of the Company. Anyone to whom a notice may be given under these conditions may designate a new address by notice to that effect.

     (3) Each notice shall be deemed to have been given on the day it is received.

15.  BENEFITS OF AGREEMENT
     ---------------------

     (1) This Agreement shall inure to the benefit of the Optionee and the Optionee's personal representative or heirs at law in respect of the Option as granted hereunder.

     (2) In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall prevail.

16.  GENERAL
     -------

     This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this Agreement by executing a counterpart.

17.  INTERPRETATION AND CONSTRUCTION
     -------------------------------

     The good faith interpretation and construction by the Board of Directors or by the Committee of any provision of these conditions shall be final and conclusive and binding on the parties hereto.

18.  GOVERNING LAW
     -------------

     These conditions shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.



                                    SITESPECIFIC, INC.



                                    By: __________________________________
                                        Name:
                                        Title:



                                    ______________________________________
                                    Optionee